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                                                                   EXHIBIT 21.1





                                  SUBSIDIARIES
                                     OF THE
                                   REGISTRANT



COMPANY                                        STATE OF INCORPORATION
-------                                        ----------------------

Reddy Ice Corporation                                 Delaware
Velda Farms, Inc.                                     Delaware
Neva Plastics Manufacturing Corp.                     Delaware
Suiza Dairy Corporation                               Delaware
Suiza Fruit Corporation                               Delaware
Suiza Management Corporation                          Delaware
Garrido y Compania, Inc.                              Delaware
Swiss Dairy Corporation                               Delaware
Model Dairy, Inc.                                     Delaware
DF Acquisition Corp.                                  Delaware